UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2021

Isoray, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01       Entry into a Material Definitive Agreement.

On September 9, 2021, Isoray Medical, Inc. (“Medical”), a wholly owned subsidiary of Isoray, Inc., entered into a Consignment Agreement (the “Agreement”) with MedikorPharma-Ural LLC, a company incorporated in accordance with the laws of Russia (“Medikor”).

Medical’s source of supply of Cesium-131 is produced using two Russian nuclear reactors which supply the neutron irradiation needed for Cesium-131 production. One of the Russian nuclear reactors will be working at a reduced capacity and be shut down later in calendar year 2021. As a result of the upcoming shutdown, only one of Medical’s historic suppliers of Cesium-131 will be available during these periods.

To help mitigate this situation, pursuant to the Agreement, Medical will purchase 6000 mg of enriched barium carbonate for $720,000, which is needed for the manufacture of Cesium-131, and consign this inventory to Medikor. It is expected that beginning in October 2021, Medikor will use the barium carbonate consigned by Medical and contract with a third-party manufacturer to produce Cesium-131. Pursuant to the Agreement, Medikor will pay Medical varying US dollar amounts per curie of Cesium-131 Medical purchases. The amount varies based on how many curies of Cesium-131 Medical purchases. It is further expected that a separate third-party contractor will receive the Cesium-131 produced by the third-party manufacturer and will sell the Cesium-131 exclusively to Medical. This arrangement would have the effect of minimizing the impact on Medical of the temporary shutdown of one of the nuclear reactors that serves as its source of Cesium-131 from Russia. Medical anticipates obtaining enough Cesium-131 under this arrangement to obtain over 5,000 curies of Cesium-131 through the end of the term, December 31, 2030, but there is no assurance as to whether the Agreement will be terminated before this full amount is obtained and other supply sources are used, nor is there assurance that the agreements with the third-parties will be executed.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)     Exhibits

10.1	Consignment Agreement, dated September 9, 2021, between Isoray Medical, Inc. and MedikorPharma-Ural LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2021

Isoray, Inc., a Delaware corporation

By: /s/ Lori A. Woods

       Lori A. Woods, CEO